================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE
             Check if an Application to Determine Eligibility of
                  a Trustee Pursuant to Section 305(b)(2)___

           -------------------------------------------------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                     F/K/A FIRST TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

111 E. Wacker Drive, Suite 3000
        Chicago, Illinois                     60601           36-4046888
(Address of principal executive offices)    (Zip Code)       I.R.S. Employer
                                                           Identification No.

                               Michael T. Goodwin
                         111 E. Wacker Drive, Suite 3000
                             Chicago, Illinois 60601
                            Telephone (312) 228-9455
            (Name, address and telephone number of agent for service)


                             BEAZER HOMES USA, INC.
               (Exact name of obligor as specified in its charter)

       Delaware                                         58-2086934
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)



     5775 Peachtree Dunwoody Road
           Suite C-550
         Atlanta, Georgia                                      30342
(Address of Principal Executive Offices)                     (Zip Code)

                  (Guarantors are identified on the next page )

                          8 7/8% Senior Notes due 2008
                       (Title of the Indenture Securities)

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

                                   Guarantors

                               Beazer Homes Corp.
                           Beazer/Squires Realty, Inc.
                        Beazer Homes Sales Arizona, Inc.
                               Beazer Realty Corp.
                            Panitz Homes Realty, Inc.
                           Beazer Mortgage Corporation
                           Beazer Homes Holdings Corp.
                        Beazer Homes Texas Holdings, Inc.
                            Beazer Homes Texas, L.P.

                                    FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

            a) Name and address of each examining or supervising authority to which it is subject.
                      Comptroller of the Currency
                      Washington, D.C.

            b)    Whether it is authorized to exercise corporate trust powers.
                      Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                      None

Items 3-15  Not applicable because, to the best of Trustee's knowledge, the
            Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

            1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 333-18235.

            2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 to Item 16 of Form T-1, Registration No. 333-18235

            3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to Item 16 of Form T-1, Registration No. 333-18235

            4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-18235

            5.    Not applicable.

            6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-18235

            7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

            8.    Not applicable.

            9.    Not applicable.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, F/K/A FIRST TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago,State of Illinois on the 24th day of April, 1998.


                           U.S. BANK TRUST NATIONAL ASSOCIATION
                           f/k/a FIRST TRUST NATIONAL ASSOCIATION


                           By: /s/ Michael T.Goodwin
                               ---------------------
                               Michael T. Goodwin
                               Assistant Vice President and Assistant Secretary

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the Last business day of the quarter.

Schedule RC - Balance Sheet
--------------------------------------------------------------------------------

ASSETS                                                                                              Dollar Amounts in Thousands
                                                                                                    ---------------------------

1.    Cash and balances due from depository institutions (from schedule RC-A):   RCON
                                                                                 ----
      a.  Noninterest-bearing balances and currency and coin (1)                 0081.......              55,536            1.a
                                                                --------
      b.  Interest-bearing balances (2)                                          0071.......                   0            1.b
                                        --------------------------------
2.    Securities:
      a.  Held-to-maturity securities (from schedule RC-B, column A)             1754.......                   0            2.a
                                                                    ----------
      b.  Available-for-sale securities (from Schedule RC-B column D)            1773.......               3,216            2.b
                                                                     ---------
3.    Federal funds sold and securities purchased under
      agreement to resell                                                        1350.......                   0            3.
                          ----------------------------------------------------
4.    Loans and lease financing receivables:                       RCON
                                                                   ----
      a.  Loans and leases, net of unearned income
          (from Schedule RC-C)                                     2122.....0    ...............................            4.a
                              -------------------------------------
      b.  LESS: Allowance for loan and lease losses                3123.....0    ...............................            4.b
                                                   ----------------
      c.  LESS: Allocated transfer risk reserve                    3128.....0    ...............................            4.c
                                               --------------------
      d.  Loans and leases, net of unearned income,                              2125.......
          allowance, and reserve (item 4.a minus 4.b and 4.c)                                                  0            4.d
                                                             -------------------
5.    Trading assets                                                             3545.......                   0            5.
                     -----------------------------------------------------------
6.    Premises and fixed assets (including capitalized leases)                   2145.......                  95            6.
                                                              ------------------
7.    Other real estate owned (from Schedule RC-M)                               2150.......                   0            7.
                                                  ------------------------------
8.    Investments in unconsolidated subsidiaries and associates companies (from
      Schedule RC-M)                                                             2130.......                   0            8.
                    ------------------------------------------------------------
9.    Customers' liability to this bank on acceptances outstanding               2155.......                   0            9.
                                                                  --------------
10.   Intangible assets (from Schedule RC-M)                                     2143.......              48,072           10.
                                            ------------------------------------
11.   Other assets (from Schedule RC-F)                                          2160.......               2,435           11.
                                       -----------------------------------------
12.   Total assets (sum of items 1 through 11)                                   2170.......             109,354           12.
                                              ----------------------------------

-------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Schedule RC - Balance Sheet

--------------------------------------------------------------------------------




LIABILITIES

13.   Deposits:                                                                 RCON
                                                                                ----

      a.  In domestic offices (sum of totals of
          columns A and C from Schedule RC-E)                                     2200.......                   0           13.a
                                             -----------------------------------
                                                                   RCON
                                                                   ----
          (1)    Noninterest-bearing (1)                           6631.....0     ................................          13.a.1
                                        ---------------------------
          (2)    Interest-bearing                                  6636.....0     ................ ...............          13.a.2
                                 ----------------------------------

      b.  In foreign offices, Edge and Agreement subsidiaries,                    ...............................
          and IBFs                                                                ...............................
                  -------------------------------------------------
          (1)    Noninterest-bearing                                              ...............................
                                    -------------------------------
          (2)    Interest-bearing
                                    -------------------------------
14.   Federal funds purchase and securities sold under
      agreements to repurchase                                                    2800.......                   0           14.
                               -------------------------------------------------
15.   a.  Demand notes issued to the U.S. Treasury                                2840.......                   0           15.a
                                                  ------------------------------
      b.  Trading liabilities                                                     3548 ......                   0           15.b
                             ---------------------------------------------------
16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a.  With a remaining maturity of one year or less                           2332.......                   0           16.a
                                                       -------------------------
      b.  With a remaining maturity of more than one year
          through three years                                                     A547.......                   0           16.b
                                                       -------------------------
      c.  With a remaining maturity of more than three years                      A548.......                   0           16.c
                                                             -------------------
17.   Not applicable

18.   Bank's liability on acceptances executed and outstanding                    2920.......                   0           18.
                                                              ------------------
19.   Subordinated notes and debentures (2)                                       3200.......                   0           19.
                                           -------------------------------------
20.   Other liabilities (from Schedule RC-G)                                      2930.......               2,072           20.
                                            ------------------------------------
21.   Total liabilities (sum of items 13 through 20)                              2948.......               2,072            21
                                                    ----------------------------
22.   Not applicable

EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus                               3838.......                   0           23.
                                                   -----------------------------
24.   Common stock                                                                3230.......               1,000           24.
                  --------------------------------------------------------------
25.   Surplus (exclude all surplus related to preferred stock)                    3839                    106,712           25.
                                                              ------------------
26.   a.  Undivided profits and capital reserves                                  3632.......        (       430)           26.a
                                                --------------------------------
      b.  Net unrealized holding gains (losses) on available-for-sale
          securities                                                              8434.......                   0           26.b
                     -----------------------------------------------------------
27.   Cumulative foreign currency translation adjustments                         ...............................
                                                         -----------------------
28.   Total equity capital (sum of items 23 through 27)                           3210.......             107,282           28.
                                                       -------------------------
29.   Total liabilities and equity capital (sum of items 21 and 28)               3300.......             109,354           29.
                                                                   -------------

Schedule RC - Balance Sheet
--------------------------------------------------------------------------------

Memorandum

To be reported only with the March Report of Condition.


      1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
          during 1996_______________________                                               6724.......           N/A            M.1

1   =   Independent audit of the bank conducted in accordance       5   =   Review of the bank's financial statements by external
        with generally accepted auditing standards by a certified           auditors
        public accounting firm which submits a report on the bank

2   =   Independent audit of the bank's parent holding company      6   =   Compilation of the bank's financial statements by
        conducted in accordance with generally accepted auditing            external auditors
        standards by a certified public accounting firm which
        submits a report on the consolidated holding company (but
        not on the bank separately)

3   =   Directors' examination of the bank conducted in             7   =   Other audit procedures (excluding tax preparation work)
        accordance with generally accepted auditing standards by
        a certified public accounting firm (may be required by
        state chartering authority)

4   =   Directors' examination of the bank performed by other       8   =   No external audit work
        external auditors (may be required by state chartering
        authority)

----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)   Includes limited life preferred stock and related surplus.

Schedule RC-A - Cash and Balances Due From Depository Institutions
--------------------------------------------------------------------------------

Exclude assets held for trading.                                                                                Dollar Amounts
                                                                                                                 in Thousands
                                                                                                            ---------------------
1.    Cash items in process of collection, unposted debits, and currency and coin:                 RCON
                                                                                                   ----
      a.  Cash items in process of collection and unposted debits                                  0020...        0       1.a
                                                                  ----------------------------
      b.  Currency and coin                                                                        0080...        0       1.b
                             -----------------------------------------------------------------
2. Balances due from depository institutions in the U.S.:
      a.  U.S. branches and agencies of foreign banks                                              0083...        0       2.a
                                                      ----------------------------------------
      b.  Other commercial banks in the U.S. and other depository institutions in the U.S.         0085...   55,536       2.b
                                                                                           ---
3. Balances due from banks in foreign countries and foreign central banks:
      a.  Foreign branches of other U.S. banks                                                     0073...        0       3.a
                                               -----------------------------------------------
      b.  Other banks in foreign countries and foreign central banks                               0074...        0       3.b
                                                                     -------------------------
4.    Balances due from Federal Reserve Banks                                                      0090...        0       4.
                                              ------------------------------------------------
5.    Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)          0010...   55,536       5.
                                                                                          ----

Memorandum
--------------------------------------------------------------------------------                                   Dollar
                                                                                                             Amounts in Thousands
                                                                                                             ---------------------
1.    Noninterest-bearing balances due from commercial banks in the U.S.                           RCON
                                                                                                   ----
      (included in items 2.a and 2.b above)                                                        0050...   55,536      M.1
                                            --------------------------------------------------